UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2008

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-28157	22-3286312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 First Ave., Suite 501, King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 722-4800

201 Industrial Parkway, Somerville, NJ 08876
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02.	Unregistered Sales of Equity Securities.

On December 31, 2008 the Board of Directors of Tekni-Plex, Inc. (the “Company”) granted an aggregate of 157,500 options to purchase shares of Company common stock to executive officers of the Company. Each option was granted in accordance with, and subject to the terms and conditions of, both the Tekni-Plex, Inc. 2008 Stock Option Plan and the executive’s individual stock option agreement with the Company. Except for the number of options granted and the division of such options between the two exercise prices, the material terms of each option grant were the same. The following is the information required by Item 701(a) and (c) to (e) of Regulation S-K.

(a) Each option is 50% service-based and will vest and become exercisable as to 20% of such service-based portion of the option on each of December 31, 2009, 2010, 2011, 2012, and 2013, subject to the executive’s continued employment with the Company on each such vesting date.

Each option is 50% performance-based and will vest and become exercisable as to 20% of such performance-based portion with respect to each of the fiscal years ending on or around June 30, 2009, 2010, 2011, 2012, and 2013, subject to both the executive’s continued employment with the Company on each such vesting date and achievement by the Company of the applicable annual performance goal, which will be established annually by the Board of Directors after consultation with the executive. If any such performance goal is not achieved by the Company, the affected portion of the option may still vest at a later date if the Board of Directors determines that the Company has achieved the applicable cumulative performance goal through the end of a later fiscal year.

On a change in control of the Company, any unvested portion of each option will immediately become fully vested and exercisable. Each option expires ten years from the date of grant. The options do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

(c) Each option was granted in consideration for services provided to the Company. We received no cash for the issuance of the option.

(d) We relied on the exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933 for the issuance of the option. We did not engage in any public advertising or general solicitation in connection with this transaction, and limited the transaction to persons who are accredited investors and executive officers of the Company. In addition to representations by each executive, we have made independent determinations that each executive was an accredited or sophisticated investor, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. We provided each executive with disclosure of all aspects of our business, including our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. We believe that each executive obtained all information regarding the Company he requested, received answers to all questions each investor and his advisors posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e) The option is exercisable to purchase shares of Company common stock as described above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Officer Option Grants

As described above, on December 31, 2008, certain executive officers of the Company were granted options to purchase shares of Company common stock in the amounts and at the exercise prices detailed below.

Name of Option Holder and Title	Number of Shares at $65.54 Exercise Price	Number of Shares at $110.91 Exercise Price
Michael Franklin – Senior Vice President, Pharmaceutical and International	1,000	25,250
Edward Goldberg – Chief Operating Officer	1,000	25,250
Daniel Mullock – Vice President, Procurement	1,000	16,500
Miguel Nistal – Senior Vice President, Colorite Division	-	17,500
Norm Patterson – Senior Vice President, Dolco Packaging	1,000	25,250
Luc Vercruyssen – Senior Vice President, Europe	1,000	25,250
Michael Zelenty – Senior Vice President and General Counsel	1,000	16,500

The information set forth in Item 3.02 is incorporated by reference into this Item 5.02.

Item 8.01.	Other Events.

Change of Principal Executive Office

On January 1, 2009, the Company changed its principal executive office to 1150 First Ave., Suite 501, King of Prussia, Pennsylvania 19406.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Paul J. Young
	Name:	Paul J. Young
	Title:	Chief Executive Officer

Date: January 7, 2009